Exhibit 99.1

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (“Agreement”) is entered into by and between Johnson Outdoors Inc. (hereinafter referred to as the “Company”) and Jervis B. Perkins (“Employee”). Employee enters into this Agreement on behalf of himself, his spouse, heirs, successors, assigns, executors and representatives of any kind, if any.

WHEREAS, Employee’s employment with the Company will terminate May 5, 2006 (“Termination Date”).

WHEREAS, the Company will provide Employee with certain additional severance benefits beyond those to which he would otherwise be entitled in exchange for the release of any claims that Employee may have against the Company, specifically including, without limitation, any claims concerning his employment with the Company or the termination of that employment, and in exchange for Employee’s other promises contained in this Agreement.

WHEREAS, Employee accepts these additional severance benefits in return for a full release of any claims he might have against the Company and the other promises contained herein.

THEREFORE, in consideration of the mutual promises and agreements made herein and the good and valuable consideration described herein, the sufficiency of which is hereby expressly acknowledged, the Company and Employee agree as follows:

                1.    Non-liability. Neither the Company’s signing of this Agreement nor any actions taken by the Company toward compliance with the terms of this Agreement constitute an admission by the Company that it has acted improperly or unlawfully with regard to Employee or that it has violated any state or federal law.

                2.    Severance Benefits. Subject to Employee’s strict compliance with the terms of this Agreement, the Company shall provide severance benefits to Employee in subparagraphs (a), (b) and (c) as follows:

                a.    A severance payment of One Million Dollars ($1,000,000.00) paid semi-monthly for 12 months from the Termination Date (the “Severance Period”), in twenty-four (24) equal installments of $41,666.66 each. If Employee commences other employment during the Severance Period, Employee shall so notify the Company immediately and in writing, and the Company shall pay any remaining severance payments to Employee in a lump sum within ten (10) days of receiving notification from Employee of his commencement of new employment, and the Severance Period shall be considered to end as of the date Employee commences other employment. The severance payments shall not be considered to be earnings for any other compensation/benefit computation which includes but is not limited to: bonus calculation, 401(k) contributions and company match, or deferred contributions into the Company’s non-qualified plans.

                b.    Employee outplacement services provided by the Lawrence, Allen & Kolbe firm pursuant to the Company’s standard agreement with same and of a nature and level chosen at the discretion of the Company, to continue until the Employee secures other employment.

                c.    Provided that Employee takes all necessary steps to elect continued group health, dental and vision care insurance coverage on a timely basis following his May 5, 2006, separation from employment, the Company will pay Employee's health, dental and vision care insurance premium during the Severance Period. Beginning on May 5, 2007, Employee will pay the entire premium, and shall be responsible for making such payments as instructed by the Company's COBRA administrator. In no event will the Company continue paying any portion of the premium payments beyond May 4, 2007, or beyond the time that Employee becomes eligible for group health, dental or vision care insurance coverage through another employer, whichever occurs earlier. Employee agrees to notify the Company immediately and in writing upon becoming eligible for such coverage.

                d.    Balances in the Company’s non-qualified plan will paid under customary timing and in accordance with those plans.

                3.   Release of All Claims. In consideration for the promises contained in this Agreement, Employee hereby releases and forever discharges the Company, its subsidiaries, related and affiliated companies, if any, and its and their past and present directors, officers, employees, agents, shareholders, insurers, attorneys, assigns and other representatives of any kind (collectively referred to in this Agreement as “Released Parties”) from any and all claims, liabilities or causes of action of any kind, known or unknown, arising through the date Employee executes this Agreement, including, but not limited to, any claims, liabilities or causes of action arising in connection with Employee’s employment or termination of employment with the Company, or in any way related to Employee’s relationship with the Company or any of the Released Parties. Employee hereby releases and waives any claim or right to further compensation, salary, bonuses, commissions, benefits, damages, penalties, attorneys’ fees, costs or expenses of any kind from either the Company or any of the other Released Parties. Further, Employee agrees to and understands that the unvested phantom restricted shares and unvested restricted shares shall be cancelled and that there will not be a deferred profit sharing contribution made in calendar year 2006. Employee further agrees not to file, pursue or participate in any claims, charges, actions or proceedings of any kind against any of the Released Parties with respect to any matter arising out of or in connection with Employee’s employment with the Company or termination of employment, or in any way related to Employee’s relationship with the Company or any of the Released Parties (other than pursuing a claim for unemployment compensation benefits to which Employee may be entitled, and except in connection with a federal claim of age discrimination).

This release specifically includes, but is not limited to, a release of any and all claims under state or federal wage payment laws; federal, state and local fair employment law(s); the Wisconsin Fair Employment Act; Title VII of the Civil Rights Act of 1964; Section 1981 of the Civil Rights Act of 1866; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act; state or federal family and/or medical leave acts; the Consolidated Omnibus Budget Reconciliation Act of 1985; the Employee Retirement Income Security Act of 1974; and any other federal, state or local laws or regulations of any kind, whether statutory or decisional. This release also includes, but is not limited to, a release of any and all claims for wrongful termination, tort, breach of contract, defamation, misrepresentation, and violation of public policy or invasion of privacy.

The Company similarly releases Employee except for claims related to any negligence or misconduct. Additionally, and consistent with Company policy regarding D&O insurance generally and existing insurance policies in effect, the Company acknowledges and agrees that the Employee shall continue to be subject to all applicable rights of indemnification relating to his service as an officer of the Company under the Company’s by-laws and applicable law, and shall continue to be covered by, and subject to indemnification under the Company’s director’s and officer’s insurance for all matters relating to or arising out of his service to the Company, and such rights to indemnification shall be expressly excluded from the release of claims hereunder.

                4.    Covenant Not To Sue. Employee represents that he has not brought, and covenants and agrees that he will not bring or cause to be brought, any charges, claims, demands, suits or actions in any forum, against the Company or any of the Released Parties arising out of, connected with or related in any way to his dealings with the Company or any of the Released Parties that occurred prior to the effective date of this Agreement, including, without limitation, his employment or the termination of that employment (except in connection with a federal claim of age discrimination); provided, however, that Employee shall not be prevented from enforcing the terms of this Agreement. In the event that Employee brings an action to invalidate this Agreement (except in connection with a federal claim of age discrimination), Employee covenants and agrees that prior to the commencement of such action, he shall tender back to the Company all consideration paid to him pursuant to the terms of this Agreement up to the date such action is instituted. Employee acknowledges and understands that all non-vested Company benefits provided under this Agreement will also cease as of the date such action is instituted and that no further consideration or benefits will be provided by the Company during the pendency of such action.

                5.    Confidentiality. Employee acknowledges that during the course of his employment with the Company, he has been entrusted with certain personnel, legal, business, financial, technical, sales, marketing, customer and other proprietary information and materials which are the property of the Company and which involve confidential information concerning the Company’s business, products, dealings, strategies, plans and employees (hereinafter “Confidential Information”). Employee agrees that he will not communicate or disclose to any third party, or use for his own account or benefit or for the benefit of any other person or entity, without the prior written consent of the Company, any such Confidential Information, in any geographic territory in which such use or disclosure could harm the Company's existing or potential business interests, except as required by law, unless and until (i) such information or material becomes generally available to the public through no fault of Employee; (ii) such time as the Confidential Information no longer provides a benefit to the Company, or (iii) two (2) years after the Terminate Date. In the event the disclosure of such information is required by law, Employee agrees that he will give immediate written notice to the Company so as to enable it to seek an appropriate protective order. This confidentiality obligation is undertaken in addition to, and does not supplant, Employee’s other confidentiality obligations to the Company, for example, pursuant to the Management Employee Agreement, pursuant to the Company’s policies, and/or pursuant to statutory and common law, all of which survive and remain in full force and effect.

                6.    Non-competition. For a period of one (1) year from the Termination Date, Employee promises that he shall not provide any services as employee, independent contractor, consultant or in any other capacity, substantially similar to those services which Employee performed for the Company during the two (2) years before the Termination Date, in any geographic territory in which such performance could harm the Company's existing or potential business interests, to any Company Competitor. A “Company Competitor” is any person or entity which is (or is about to be) engaged in any business in North America, Europe, Asia or Australia which is substantially similar to or will in any material respect compete with any portion of the business of the Company (including its operating subsidiaries and affiliates), in which Employee’s knowledge and information, including Confidential Information, about Company business would reasonably be considered to be useful. This covenant only prohibits the provision of services by Employee that are intended or reasonably likely to assist the Company Competitor in the sale of a product in competition with the Company. This non-compete obligation is undertaken in addition to, and does not supplant, Employee’s other non-compete obligations to the Company, for example, all such obligations arising from the Management Employee Agreement, all of which shall survive and remain in full force and effect. If the Employee violates this non-competition provision, he shall repay to the Company the benefits received pursuant to this Agreement described in paragraph 2(a), (b) and (c) above, and shall be required to reimburse the Company for all of its costs, including attorneys’ fees, incurred in attempting to enforce this Agreement.

                7.    Notice of Employment/Agreement. For a period of one (1) year from the Termination Date, Employee shall notify the Company, prior to accepting employment or other engagement, of the identity of the new employer or contracting party and the nature of the proposed employment duties or services. Such notice must be in writing and must be faxed and mailed to the Company’s Vice President - Human Resources. If the Company reasonably and in good faith believes that any such prospective employer or contracting party is engaged in a business which competes with the Company, the Company may notify such prospective employer or contracting party of Employee’s non-compete, confidentiality and non-solicitation obligations. Additionally, during the severance period, the Employee agrees to not interview with or otherwise solicit any Company Competitor as defined in paragraph 6 above, without first seeking the Company’s permission to do so.

                8.    Non-Solicitation. For a period of two (2) years from the Termination Date, Employee agrees that in addition to his obligations pursuant to the non-solicitation provisions of the Johnson Outdoors Inc. Management Employee Agreement, Employee will not seek to employ or enlist the services of any person employed by the Company at anytime within two (2) years before or after the Termination Date with whom Employee had substantial contact during that two (2) year period, and who was ever paid by the Company an annual base pay/salary that meets or exceeds forty thousand U.S. dollars ($40,000.00) or its equivalent in foreign currency. Nothing in this Agreement shall otherwise prohibit Employee's future employer from hiring the Company's employees without Employee's involvement.

                9.    Return of Company Property and Information.

               a.    Employee represents that he has returned or will return to the Company no later than the Termination Date, the originals and all copies of any business records or documents of any kind belonging to, or related to, the Company, regardless of the sources from which such records were obtained, together with all notes, copies and summaries relating thereto. Additionally, Employee shall return to the Company no later than the Termination Date all keys, security passes and other means of access to the Company’s offices and other facilities.

                b.    Employee represents that he shall also promptly return to the Company any and all computer hardware, equipment and software belonging to the Company, including any and all program and/or data disks, manuals and all hard copies of Company information and data, and shall disclose to the Company any and all passwords utilized by Employee with regard to Company’s computer, hardware and software so that the Company has immediate, full and complete access to all of the Company’s data and information stored, used and maintained by Employee, or to which Employee had access.

               10.    Disclosure of Any Noncompliance. Employee acknowledges and agrees that it is the Company’s policy, communicated to him and other Employees, that Employees are required to bring to the Company’s attention any incidents of misconduct or wrongdoing in the area of legal and regulatory compliance, both governmental and industry, and any other matters as stated in the Company’s Code of Conduct. Employee hereby affirms that he has acted in accordance with such policies and that he has no knowledge of any such incidents which he has not brought to the attention of the Company in writing.

               11.    Assistance. Employee shall, for a period of 3 years after the date of this Agreement, provide all reasonable assistance to the Company that may be requested by the Company for the investigation and/or defense of claims made against the Company that in any way refer or relate to any of Employee’s areas of responsibility for the Company. Any reasonable and pre-approved related travel expenses will be covered by the Company. Additionally, during the Severance Period Employee shall provide reasonable assistance as requested by the Company to facilitate a smooth transition of Employee’s former job duties.

               12.    Intellectual Property. Employee agrees that all ideas, inventions, trade secrets, know-how, documents and data of any kind developed in connection with or pursuant to his employment with the Company (hereinafter referred to as “Intellectual Property”), are and shall remain the exclusive property of the Company. Employee agrees that he shall cooperate in good faith with the Company, and shall promptly provide all assistance reasonably requested by the Company, in relation to the identification, investigation, assignment, confirmation, preservation or protection of any of the Intellectual Property. The Company shall reimburse Employee for any reasonable out-of-pocket expenses incurred by Employee in response to any such request by the Company, pursuant to the Company’s usual business expense policies then in effect.

               13.    Non-disparagement. Employee shall not disparage, discredit or otherwise refer to the Company or its current or former officers, directors or employees in a detrimental or negative manner. Similarly, Company officers management shall not disparage, discredit or otherwise refer to Employee in a detrimental or negative manner. If the Employee violates this non-disparagement provision, he shall repay to the Company the benefits received pursuant to this Agreement described in paragraph 2(a), (b) and (c) above, and shall be required to reimburse the Company for all of its costs, including attorneys’ fees, incurred attempting to enforce this Agreement. If the Company violates this non-disparagement provision, it shall be required to reimburse the Employee for all of his costs, including attorneys’ fees, incurred attempting to enforce this Agreement.

               14.    Confidentiality of this Agreement. Employee agrees to keep the terms of this Agreement completely confidential, except that he may only share the information with his spouse, attorney or tax advisor, if any, provided they agree in advance to also be bound by this confidentiality provision. If Employee violates this confidentiality provision, he shall repay to the Company the benefits received pursuant to this Agreement described in paragraph 2(a), (b) and (c) above, and shall be required to reimburse the Company for all of its costs, including attorneys’ fees, incurred attempting to enforce this Agreement.

               15.    Sole Inducement. In order to induce the Company to provide him the consideration recited in this Agreement, Employee voluntarily executes this Agreement, acknowledges that the only consideration for executing this Agreement is that recited herein, and that no other promise, inducement, threat, agreement or understanding of any kind has been made by anyone to cause him to execute this Agreement. The Company advises Employee understands that he has a right to seek advice of counsel (at his own expense) regarding this Agreement.

               16.    Rights to Consider and Revoke. Employee hereby acknowledges that the benefits provided for in this Agreement are greater than those to which he otherwise would be entitled by any contract, employment policy, or otherwise. Employee further acknowledges that he is entering into this Agreement voluntarily, that he has had more than twenty-one (21) days to consider the provisions set forth in this Agreement, or has voluntarily waived the twenty-one (21) day consideration period upon advice of counsel, and that he has been advised to seek advice of counsel regarding this Agreement prior to signing it. For a period of seven (7) days following his signing of this Agreement, Employee may revoke this Agreement by doing so in writing, and this Agreement will not become enforceable or effective until the revocation period has expired (e.g., none of the consideration described in paragraph 2(a) will be due or payable before that time).

               17.    Effect of Breach. In the event that Employee breaches any of the promises contained in this Agreement, the Company shall be entitled to immediately terminate, and be relieved of making, all remaining severance payments and other benefits. Any such termination, however, shall not relieve Employee of any of the obligations contained in this Agreement, all of which shall remain in full force and effect.

               18.    Attorney’s Fees. In the event that a court of competent jurisdiction determines that Employee breached this Agreement, in addition to any damages and/or injunctive relief awarded, Employee shall pay to the Company its costs incurred to enforce the Agreement, including its reasonable attorney’s fees and other litigation costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. Similarly, if a court of competent jurisdiction determines that the Company breached this agreement, in addition to any damages and/or injunctive relief awarded, the Company shall reimburse the Employee his costs incurred to enforce the Agreement, including reasonable attorney’s fees and other litigation costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

               19.    Entire Agreement. This Agreement sets forth the entire agreement between the Company and Employee and supersedes all prior oral and written agreements between the parties, except any prior restrictive covenants which remain binding on the Employee. This Agreement cannot be amended or modified, except in writing signed by Employee and agent of the Company specifically authorized to sign on behalf of the Company in this matter.

               20.    Severability. If any portion of this Agreement is found to be unenforceable, all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable.

               21.    Execution. This Agreement, or any amendment hereto, may be signed in any number of counterparts, including counterparts signed and delivered by fax transmission, each of which shall be and deemed an original, but all of which taken together shall constitute one agreement (or amendment as the case may be).

EMPLOYEE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS AGREEMENT AND ITS FINAL AND BINDING EFFECT ON HIM.

IN WITNESS WHEREOF, EMPLOYEE and the Company, by its duly authorized agent, have each placed their signatures on the dates indicated below.

/s/ Jervis B. Perkins Jervis B. Perkins	Date: 5/4/06
By /s/ Kevin J. Mooney Kevin J. Mooney Vice President - Human Resources	Date: 5/5/06

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